Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0001 per share, of Smart Share Global Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2022.

Shunwei Angels III Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Shunwei China Internet Fund III, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners III GP, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners III GP Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Astrend Opportunity III Alpha Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Shunwei China Internet Opportunity Fund III, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners IV GP, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners IV GP Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Silver Unicorn Ventures Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Tuck Lye Koh		/s/ Tuck Lye Koh